REQUEST FOR ACCELERATION OF EFFECTIVE DATE OF
                        OPPENHEIMER LARGE CAP VALUE FUND
                  PURSUANT TO RULE 461 (REG. 230.461)



      Oppenheimer Large Cap Value Fund (the "Registrant") and OppenheimerFunds Distributor, Inc. (the "Distributor"), as the Distributor of the shares of the Registrant hereby request the acceleration of the effective date of the Registration Statement of the Registrant to July 30, 1999.


                              OPPENHEIMER LARGE CAP VALUE FUND

Date: May 27, 1999                  By:  /s/ Andrew J. Donohue
                              --------------------------------
                              Andrew J. Donohue, Vice President & Secretary


                              OPPENHEIMER FUNDS DISTRIBUTOR, INC.


                              By:  /s/ Katherine P. Feld
                              --------------------------------
                              Katherine P. Feld. Vice President & Secretary